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EXHIBIT 10.02

        2005 ELECTIVE DEFERRAL AGREEMENT
VALERO ENERGY CORPORATION
DEFERRED COMPENSATION PLAN

Pursuant to the Valero Energy Corporation Deferred Compensation Plan (the "Plan"):

☐	I elect not to participate in the Plan during 2005.
☐	I hereby elect to defer a portion of my compensation for the period commencing January 1, 2005 and ending December 31, 2005 as follows:
Salary (elect either 1 or 2)
	1.	% (in even 1% increments not to exceed 30%) of the regular salary to which I may become entitled;
	2.	$ per pay period of the regular salary to which I may become entitled with respect to (check either (a) or (b) below) :
(a) all pay periods during the Plan Year (b) the following pay periods (specify):

Bonus (elect either 3 or 4 for bonus earned in 2005 and possibly payable in 2006)
	3.	% (in even 1% increments not to exceed 50%) of any cash bonuses to which I may become entitled;
	4.	$ of any cash bonuses to which I may become entitled.

NOTE: The Company has taken measures to design the Plan in a manner that conforms to current tax law. However, it is possible that new legislation could affect your 2005 Plan Year deferral elections. Your 2005 Plan Year deferral elections are irrevocable, and such deferral elections are governed by the terms and conditions of the Plan; however, in order to comply with federal legislation, the Company may modify the Plan or implement a new plan for 2005. Your selections will be subject to any such modifications or such new Plan. The Committee may reduce the amount you have elected to defer above, or such deferral elections may be rendered null and void if necessary to comply with federal income tax law (including applicable regulations) regarding nonqualified deferred compensation plans.

ACKNOWLEDGED AND AGREED:

I hereby authorize the above amounts to be deducted and deferred through payroll deduction/reduction by the Company.

Participant's Signature	Date
«First Name» «Last Name» Participant's Name	«Emplid» Participant's Employee ID Number

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  EXHIBIT 10.02